FOR IMMEDIATE RELEASE

Volt Information Sciences Reports Fiscal 2016 First Quarter Financial Results

NEW YORK, NY, March 9, 2016 – Volt Information Sciences, Inc. (“Volt” or “the Company) (NYSE-MKT: VISI), a global provider of staffing services and information technology infrastructure services, today reported results for its first quarter ended January 31, 2016. Key elements include:

•	First quarter net revenue of $326.8 million down 10.2% compared to the prior quarter and down 14.7% year-over-year

•	First quarter loss from continuing operations of $11.0 million or $8.2 million excluding special items

•	During the first quarter, the Company completed the sale of its Uruguayan staffing business and announced plans to sell Maintech, its IT infrastructure services business

•	During the first quarter, the Company entered into a one-year extension of its $150.0 million Financing Program with PNC Bank, National Association (“PNC”) with an expiration date of January 31, 2017

•
Subsequent to quarter end, the Company completed a sale-leaseback transaction for its office facility in Orange, California, and also completed the sale of its office facility in San Diego, California with combined net proceeds totaling $29 million

Commenting on Volt’s first quarter performance, Michael Dean, President and CEO, said, “Our results in the first quarter reflect our ongoing efforts to stabilize the financial performance of Volt’s core staffing business and solidify our book of business with our customers. After normalizing for fewer work days during the fiscal first quarter, staffing revenue was down slightly on a sequential quarter basis. We also saw the initial benefit of the workforce reduction we announced early in the quarter as total selling, administrative and other operating costs declined 5% compared to the prior quarter. While much of the first quarter benefit from the lower headcount was offset by restructuring costs, this headcount reduction will contribute significantly to $10 million in anticipated cost savings during the full year.”

Mr. Dean concluded, “We’ve made significant progress on key initiatives aimed at divesting non-core assets, reducing costs and improving our liquidity position as we continue to build the foundation for returning Volt to a growth trajectory. Adding to the divestiture of several non-core businesses last year, during the first quarter we completed the sale of our Uruguayan staffing business, announced plans to sell Maintech, and subsequent to quarter end, completed the sale of real estate assets. Looking forward, we remain acutely focused on strengthening our competitive position, improving efficiencies, and reinvesting to drive top line growth in our business. Based on our ongoing progress, I remain confident that our actions will lead to significant improvements in the quarters and years ahead.”

Fiscal 2016 First Quarter Results

Volt Information Sciences Reports Fiscal 2016 First Quarter Results March 9, 2016 Page 2 of 9

Total revenue for the fiscal 2016 first quarter was $326.8 million, down $37.1 million or 10.2% compared to $364.0 million for the fourth quarter of fiscal 2015. Compared to the prior year period, total revenue decreased $56.2 million, or 14.7% compared to net revenues of $383.1 million for the first quarter of fiscal 2015.

Staffing Services segment revenue was $308.7 million, a $33.6 million or 9.8% decrease compared to $342.3 million in the fourth quarter of fiscal 2015. Compared to the prior year period, Staffing Services segment revenues declined $52.1 million, or 14.5% compared to Staffing Services revenues of $360.8 million in the first quarter of fiscal 2015. Other segment revenue was $18.1 million in the first quarter of fiscal 2016, compared to $21.6 million in the fourth quarter of fiscal 2015 and $22.2 million in the prior year period.

Staffing Services segment operating income in the first quarter of fiscal 2016 of $1.7 million included $1.5 million of restructuring costs. Excluding the impact of this special item, Staffing Services segment operating income would have been $3.2 million on a Non-GAAP basis.

Net loss of $11.0 million in the first quarter of fiscal 2016 included $2.8 million of restructuring costs. Excluding the impact of this special item, net loss for the first quarter of 2016 would have been $8.2 million on a Non-GAAP basis.

Adjusted EBITDA, which is also a Non-GAAP measure, was a loss of $5.3 million in the fiscal 2016 first quarter. Adjusted EBITDA excludes the impact of interest expense, income tax expense, depreciation and amortization expense, other income/loss and share-based compensation expense. For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Divestiture of Non-Core Assets
During the first quarter, the Company completed the sale of its Uruguayan staffing services business as part of the Company’s ongoing initiative to simplify its corporate structure and improve operational focus on its core staffing business. This sale is in addition to several non-core divestitures completed in fiscal 2015, including the sale of substantially all of the assets of Volt Telecommunications Group in the fourth quarter of 2015, the sale of the Company’s Uruguayan publishing and printing business in the third quarter of 2015, and the sale of the Company’s computer systems business in the first quarter of 2015. While the consideration Volt received in the sale of each of these businesses has been modest, the divestiture of these businesses is expected to eliminate approximately $3 million in operating losses in fiscal 2016.

As previously announced, the Company is engaged in a process to sell Maintech, its IT infrastructure services business. It is anticipated that as the next part of this process, the Company will select a potential buyer shortly with whom it will enter a non-binding letter of intent. If a transaction then proceeds with a potential buyer, the Company would expect to complete a transaction by the end of the second quarter or sometime in the third quarter of fiscal 2016.

Sale of Real Estate
In conjunction with the Company’s asset divestiture strategy, subsequent to quarter end, the Company completed a sale-leaseback transaction of its office properties in Orange, California, with Glassell Acquisitions Partners LLC, a limited liability company formed by Hines, a real estate investment and

Volt Information Sciences Reports Fiscal 2016 First Quarter Results March 9, 2016 Page 3 of 9

management firm, and funds managed by Oaktree Capital Management L.P., an investment management firm. The Orange facility comprises four buildings totaling approximately 191,000 square feet of Class A office space. The terms of the transaction included a $35.9 million purchase price and a concurrent leaseback agreement with an initial term of 15 years, plus renewal options. The property will continue to house approximately 400 Volt employees. After the repayment of mortgage indebtedness on the property along with transaction-related expenses and fees, Volt received net cash proceeds of approximately $27 million from the sale of the property.

The Company also completed the sale of its approximate 19,000 square foot office facility in San Diego, California. Net proceeds to the Company, after transaction-related expenses and fees, totaled $2.0 million.

Net proceeds from the transactions will be used to ensure adequate levels of liquidity for working capital purposes, as well as to fund investments in technology and sales and marketing activities in support of the Company’s growth objectives.

Financing
During the quarter, the Company entered into a one-year extension of its $150.0 million Financing Program with PNC with an expiration date of January 31, 2017.

Subsequent to quarter end, on February 17, 2016, Maintech entered into a $10.0 million revolving credit agreement with Bank of America. The Credit Agreement was entered into to provide short-term flexibility for working capital purposes. The Company expects to terminate the Credit Agreement on or before the sale of Maintech.

Liquidity
As of January 31, 2016, the Company had $44.7 million of available liquidity for working capital requirements.

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2016 first quarter financial results will be held today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Volt’s President and CEO Michael Dean and CFO Paul Tomkins will host the conference call. Participants can listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the "Volt Information Sciences Earnings Conference Call."

Following the call, an audio replay will be available beginning Wednesday March 9, 2016 at 7:30 p.m. Eastern Time through Wednesday, March 23, 2016 at 11:59 p.m. Eastern Time. To access the replay, dial 877-870-5176 (858-384-5517 for international callers) and enter the Conference ID # 13630984. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Company's website at www.volt.com in the Investors & Governance section.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based), managed service programs, technology outsourcing services and

Volt Information Sciences Reports Fiscal 2016 First Quarter Results March 9, 2016 Page 4 of 9

information technology infrastructure services. Our staffing services consists of workforce solutions that include providing contingent workers, personnel recruitment services, and managed services programs supporting primarily professional administration, technical, information technology, light-industrial and engineering positions. Our managed service programs consist of managing the procurement and on-boarding of contingent workers from multiple providers. Our technology outsourcing services provide pre and post production development, testing and customer support to companies in the mobile, gaming, and technology devices industries. In addition, we provide information technology infrastructure services which provide server, storage, network and desktop IT hardware maintenance, data center and network monitoring and operations. Our complementary businesses offer customized talent, technology and consulting solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information visit www.volt.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations, 212-704-7921. These and other SEC filings by the company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the company’s website at http://www.volt.com in the Investor & Governance section.

Investor Contacts:
Paul Tomkins
Volt Information Sciences, Inc.
voltinvest@volt.com
212-704-7921

Lasse Glassen
Addo Communications
lasseg@addocommunications.com
424-238-6249
--Financial Tables to Follow--

Volt Information Sciences Reports Fiscal 2016 First Quarter Results March 9, 2016 Page 5 of 9

Sequential Results of Operations
(in thousands, except per share data)

	Three Months Ended (unaudited)
	January 31, 2016	November 1, 2015	February 1, 2015
Revenue:
Staffing services revenue	$308,681	$342,328	$360,821
Other revenue	18,149	21,646	22,245
Net revenue	326,830	363,974	383,066

Expenses:
Direct cost of staffing services revenue	264,172	287,230	309,518
Cost of other revenue	16,788	18,021	19,605
Selling, administrative and other operating costs	52,925	55,799	60,290
Restructuring and severance costs	2,761	542	975
Impairment charges	-	672	-
Total expenses	336,646	362,264	390,388

Operating income (loss)	(9,816)	1,710	(7,322)

Interest income (expense), net	(658)	(737)	(634)
Foreign exchange gain (loss), net	344	(96)	437
Other income (expense), net	(279)	578	98
Income (loss) from continuing operations before income taxes	(10,409)	1,455	(7,421)
Income tax provision	553	1,384	1,379
Income (loss) from continuing operations	(10,962)	71	(8,800)
Loss from discontinued operations	-	(315)	(4,519)
Net loss	$(10,962)	$(244)	$(13,319)

Per share data:
Basic:
Loss from continuing operations	$(0.53)	$-	$(0.42)
Loss from discontinued operations	-	(0.01)	(0.22)
Net loss	$(0.53)	$(0.01)	$(0.64)
Weighted average number of shares	20,813	20,799	20,930

Diluted:
Loss from continuing operations	$(0.53)	$-	$(0.42)
Loss from discontinued operations	-	(0.01)	(0.22)
Net loss	$(0.53)	$(0.01)	$(0.64)
Weighted average number of shares	20,813	20,930	20,930

Segment data:
Revenue:
Staffing Services	$308,681	$342,328	$360,821
Other Segment	18,149	21,646	22,245
Net revenue	$326,830	$363,974	$383,066

Operating income (loss):
Staffing Services	$1,734	$10,358	$3,630
Other Segment	(371)	1,657	(285)
Corporate general & administrative	(11,179)	(10,305)	(10,667)
Operating income (loss)	$(9,816)	$1,710	$(7,322)

Commencing in the first quarter of fiscal 2016, the Company changed its methodology for the allocation of costs to more effectively reflect and measure the individual businesses’ financial and operational efficiency. Prior period segment results have been revised for these changes.

Volt Information Sciences Reports Fiscal 2016 First Quarter Results March 9, 2016 Page 6 of 9

Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended (unaudited)
	January 31, 2016	February 1, 2015

Cash and cash equivalents, beginning of the period	$10,188	$6,723

Changes in operating assets and liabilities	22,369	27,168
Cash used in all other operating activities	(9,766)	(7,533)
Net cash provided by operating activities	12,603	19,635

Net cash used in investing activities	(3,180)	(772)

Decrease in cash restricted as collateral for borrowings	-	9,123
Net change in borrowings	-	(13,506)
Net cash used in all other financing activities	(783)	(379)
Net cash used in financing activities	(783)	(4,762)

Effect of exchange rate changes on cash and cash equivalents	(2,313)	402

Net cash used in discontinued operations	-	(7,237)

Net increase in cash and cash equivalents	6,327	7,266

Change in cash from discontinued operations	-	(211)

Cash and cash equivalents, end of the period	$16,515	$13,778

Cash paid during the period:
Interest	$782	$644
Income taxes	$2,112	$329

Volt Information Sciences Reports Fiscal 2016 First Quarter Results March 9, 2016 Page 7 of 9

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	January 31, 2016	November 1, 2015
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$$16,515	$10,188
Restricted cash and short-term investments	16,630	14,977
Trade accounts receivable, net of allowances of $785 and $960, respectively	170,150	198,385
Recoverable income taxes	17,771	17,583
Prepaid insurance and other current assets	16,229	15,865
Assets held for sale	21,395	22,943
TOTAL CURRENT ASSETS	258,690	279,941
Other assets, excluding current portion	23,600	22,790
Property, equipment and software, net	26,338	24,095
TOTAL ASSETS	$308,628	$326,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued compensation	$29,055	$29,548
Accounts payable	35,126	39,164
Accrued taxes other than income taxes	25,109	22,719
Accrued insurance and other	33,938	34,391
Short-term borrowings, including current portion of long-term debt	101,009	982
Income taxes payable	-	1,658
Liabilities held for sale	6,672	7,345
TOTAL CURRENT LIABILITIES	230,909	135,807
Accrued insurance and other, excluding current portion	13,976	13,699
Income taxes payable, excluding current portion	6,573	6,516
Long-term debt, excluding current portion	5,968	106,313
TOTAL LIABILITIES	257,426	262,335

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued – none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 and 23,738,003, respectively; Outstanding – 20,830,457 and 20,801,080, respectively	2,374	2,374
Paid-in capital	75,600	75,803
Retained earnings	26,423	38,034
Accumulated other comprehensive loss	(10,509)	(7,994)
Treasury stock, at cost; 2,907,546 shares and 2,936,923 shares	(42,686)	(43,726)
TOTAL STOCKHOLDERS’ EQUITY	51,202	64,491
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$308,628	$326,826

Volt Information Sciences Reports Fiscal 2016 First Quarter Results March 9, 2016 Page 8 of 9

Unaudited Non-GAAP Statement of Operations and Reconciliations
(in thousands, except earnings per share)

	Three Months Ended January 31, 2016				Three Months Ended February 1, 2015
	GAAP	Special Items	Ref	Non-GAAP	GAAP	Special Items	Ref	Non-GAAP

Net revenue	$326,830	$-		$326,830	$383,066	$-		$383,066

Expenses:
Direct cost of staffing services revenue	264,172	-		264,172	309,518	-		309,518
Cost of other revenue	16,788	-		16,788	19,605	-		19,605
Seling, administrative and other operating costs	52,925	-		52,925	60,290	(572)	(b)	59,718

Restructuring and severance costs	2,761	(2,761)	(a)	-	975	(975)	(c)	-
Total expenses	336,646	(2,761)		333,885	390,388	(1,547)		388,841

Operating income (loss)	(9,816)	2,761		(7,055)	(7,322)	1,547		(5,775)

Other income (expense), net:
Interest income (expense), net	(658)	-		(658)	(634)	-		(634)
Foreign exchange gain (loss), net	344	-		344	437	(437)	(d)	-
Other income (expense), net	(279)	-		(279)	98	-		98
Total other income (expense), net	(593)	-		(593)	(99)	(437)		(536)

Income (loss) from continuing operations before income taxes	(10,409)	2,761		(7,648)	(7,421)	1,110		(6,311)
Income tax provision	553	-		553	1,379	-		1,379
Income (loss) from continuing operations	$(10,962)	$2,761		$(8,201)	$(8,800)	$1,110		$(7,690)

* Basic income (loss) from continuing operations	$(0.53)	$0.13		$(0.39)	$(0.42)	$0.05		$(0.37)
* Diluted income (loss) from continuing operations	$(0.53)	$0.13		$(0.39)	$(0.42)	$0.05		$(0.37)

Basic weighted average number of shares	20,813	20,813		20,813	20,930	20,930		20,930
Diluted weighted average number of shares	20,813	20,813		20,813	20,930	20,930		20,930

Special item adjustments consist of the following:
(a)         Relates primarily to Company-wide cost reduction plan implemented in November 2015.
(b)         Relates primarily to the Board of Director fees and other items.
(c)         Relates to severance costs related to the departure of our former Chief Financial Officer.
(d)         Relates primarily to non-cash foreign exchange gain or loss on our intercompany balances.

* Earnings per share may not add in certain periods due to rounding.

Volt Information Sciences Reports Fiscal 2016 First Quarter Results March 9, 2016 Page 9 of 9

Unaudited Reconciliation of GAAP Loss from Continuing Operations to Adjusted EBITDA
(in thousands)

	Three Months Ended
	January 31, 2016	February 1, 2015

GAAP loss from continuing operations	$(10,962)	$(8,800)
Special items	2,761	1,110
Non-GAAP loss from continuing operations	(8,201)	(7,690)

Adjustments:
Depreciation and amortization	1,538	1,771
Share-based compensation expense	187	476
Other (income) loss, net (a)	593	536
Provision for income taxes	553	1,379
Adjusted EBITDA	$(5,330)	$(3,528)

(a) Includes interest income (expense) and other income (expense), net.

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information, which includes adjustments for special items, as additional information for its consolidated income (loss) from continuing operations, segment operating income (loss) and adjusted EBITDA.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies. The Company believes that the presentation of these Non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because it permits evaluation of the results of the Company’s continuing operations without the effect of special items that management believes make it more difficult to understand and evaluate the Company’s results of operations.